UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2023

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Daimler Street

Santa Ana, CA 92705

(Address of principal executive offices, including zip code)

(949)396-6830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-fifth of one redeemable warrant	GFOR.U	The New York Stock Exchange
Common stock, par value $0.0001 per share	GFOR	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50	GFOR. WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on September 29, 2023, NKGen Biotech, Inc. (formerly known as Graf Acquisition Corp. IV), a Delaware corporation (“Graf,” before the closing of the Business Combination, or “New NKGen” after the closing of the Business Combination), NKGen Operating Biotech, Inc. (formerly known as NKGen Biotech, Inc.), a Delaware corporation (“Legacy NKGen,” before the closing of the Business Combination, or “Legacy NKGen”), and Austria Merger Sub, Inc., a Delaware corporation (“Merger Sub”), consummated the merger transactions contemplated by that certain Agreement and Plan of Merger dated as of April 14, 2023 (the “Merger Agreement”), by and between New NKGen, Legacy NKGen and Merger Sub, pursuant to which Merger Sub merged with and into Legacy NKGen with the separate corporate existence of Merger Sub ceasing (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

Warrant Subscription Agreements

As previously announced, in connection with the Business Combination, on September 19, 2023, Graf entered into a subscription agreement (the “Initial Warrant Subscription Agreement”) with certain investors (the “Initial Warrant Investors”), pursuant to which the investors thereto agreed to purchase an aggregate of 1,999,998 warrants at a purchase price of $1.00 per warrant (the “Initial Subscribed Warrants”).

On September 27, 2023, Graf and the Initial Warrant Investors entered into an amendment and restatement of the Initial Warrant Subscription Agreement (the “Amended and Restated Warrant Subscription Agreement”), pursuant to which, among other things, Graf agreed to, within six months, use its commercially reasonable efforts to explore the feasibility of, and commence certain preliminary steps with the purpose of, making the Initial Subscribed Warrants a DTC eligible security and quoted on the over-the-counter (OTC) market, subject to existing warrant investors’ consent, and the parties amended certain mechanisms for determining the exercise price of the Initial Subscribed Warrants, as described in more detail below.

On September 26, 2023 and September 27, 2023, Graf entered into additional subscription agreements (the “Additional Warrant Subscription Agreements” and together with the Amended and Restated Warrant Subscription Agreement, the “Warrant Subscription Agreements”), in substantially the same form as the Amended and Restated Warrant Subscription Agreement, with additional investors (the “New Warrant Investors” and together with the Initial Warrant Investors, the “Investors”) to purchase an aggregate of 8,209,996 additional warrants at a purchase price of $1.00 per warrant (the “Additional Subscribed Warrants” and together with the Initial Subscribed Warrants, the “Subscribed Warrants”).

Pursuant to the Warrant Subscription Agreements, the Subscribed Warrants will be exercisable for cash (or by “cashless” exercise under certain circumstances) during the five-year period beginning on the date of the Closing (the “Closing Date”). One-third of the Subscribed Warrants will be exercisable initially at $10.00 (the “First Tranche”), one-third of the Subscribed Warrants will be exercisable initially at $12.50 (the “Second Tranche”), and one-third of the Subscribed Warrants will be exercisable initially at $15.00 (the “Third Tranche”). The exercise price of each tranche will be subject to adjustment every 180 days after the Closing Date (the “Reset Date”), such that the reset exercise price (the “Reset Price”) of the First Tranche will be the higher of (A) the lower of (x) the volume-weighted average price of the common stock, par value $0.0001 per share, of New NKGen (the “Common Stock,” including the common stock of Graf prior to the Closing) during the 30 day period immediately prior to the Reset Date and (y) the exercise price on the previous Reset Date (or, on the first Reset Date, the original exercise price) (the lower of (x) and (y), the “Test Price”), and (B) $5.00 (the “Downside Protection Threshold Price”) (the higher of (A) and (B), the “Reset Price”). The exercise price of the Second Tranche will be reset to the greater of the (x) the Downside Protection Threshold Price and (y)125% of the Reset Price and the exercise price of the Third Tranche will be reset to the greater of the (x) the Downside Protection Threshold Price and (y) 150% of the Reset Price. Additionally, beginning on the date that is 180 days after the Closing Date, if New NKGen issues shares of Common Stock or securities that are convertible into or exercisable for shares of Common Stock at an effective price per share less than the then existing Reset Price, subject to certain carve-outs, then the exercise price will be reset upon the consummation of such dilutive offering. The exercise price of the First Tranche will be reset to the higher of (A) the price of such dilutive offering and (B) the Downside Protection Threshold Price (the higher of (A) and (B), the “Dilutive Offering Reset Price”); the exercise price of the Second Tranche will be reset to the greater of the (x) the Downside Protection Threshold Price and (y)125% of the Dilutive Offering Reset Price; and the exercise price of the Third Tranche will be reset to the greater of the (x) the Downside Protection Threshold Price and (y)150% of the Dilutive Offering Reset Price.

In the event that the Test Price or Dilutive Offering Reset Price is less than the Downside Protection Threshold Price but is greater than or equal to $1.50, the Investor may, in its sole option, demand a cashless exchange of any singular tranche of the Subscribed Warrants and receive a number of shares of Common Stock (the “Warrant Shares”) equal to (i) the number of shares being exercised divided by (ii)(x) the Test Price or Dilutive Offering Reset Price (which shall not be less than $1.50) divided by (y) $1.50 (the “Downside Protection” and such Warrant Shares, the “Downside Protection Shares”). In the event that the Test Price or Dilutive Offering Reset Price is less than $1.50, then in addition to issuing the Downside Protection Shares, the Company will pay the Investor a cash amount equal to the product of (A) the difference between the Exercise Price and $1.50 multiplied by (B) the number of shares for which the Investor has demanded Downside Protection (the “Downside Protection Cash”). Demand of the Downside Protection is available for only one tranche of the Subscribed Warrants at a time. Downside Protection for the other traches of Subscribed Warrants shall be triggered only if, at the next Reset Date (x) with respect to the First Tranche the Exercise Price is lower than the Downside Protection Threshold Price, (y) with respect to the Second Tranche, 125% of the Test Price is lower than the Downside Protection Threshold Price, or (z) with respect to the Third Tranche, 150% of the Test Price is lower than the Downside Protection Threshold Price.

If the Investor demands the Downside Protection, New NKGen will have the right, exercisable within two business days following the Investor’s demand of the Downside Protection, to repurchase the warrants for which Downside Protection is demanded for $1.75 in cash per warrant in lieu of issuing Downside Protection Shares and Downside Protection Cash (if applicable).

The Subscribed Warrants are also subject to customary transaction-based antidilution adjustments for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions.

The Warrant Subscription Agreements are expected to be consummated substantially concurrently with the Closing of the Business Combination. The consummation of the Warrant Subscription Agreements is conditioned on, among other things, (i) the satisfaction or waiver of all conditions precedent to the Business Combination and the substantially concurrent consummation of the Business Combination, (ii) the accuracy of all representations and warranties of Graf and the Investors in the Warrant Subscription Agreement, subject to certain bring-down standards, (iii) the satisfaction of all covenants, agreements, and conditions required to be performed by Graf and the Investors pursuant to the Warrant Subscription Agreements, (iv) the listing of New NKGen’s Common Stock, including the Warrant Shares, on the Nasdaq Stock Market, subject only to official notice of issuance, (v) except for certain carve-outs, the Business Combination Agreement shall not have been amended, modified, supplemented or waived in a manner reasonably expected to materially adversely affect the economic benefits that the Investor would reasonably expect to receive under the Warrant Subscription Agreement, (vi) the Lockup Agreement described in Graf’s definitive proxy statement/prospectus being in effect as of the Closing Date, and (vii) NKGen having entered into agreements with other investors for one or more private financings not to exceed $85 million which will have been consummated prior to the Closing. The Warrant Subscription Agreement provides customary registration rights to the Investors with respect to the Warrant Shares.

As previously disclosed, pursuant to the Initial Warrant Subscription Agreement, if Graf does not sell $9,999,999 worth of Subscribed Warrants prior to the Closing Date, Graf will have no obligation to consummate the sale of the Initial Subscribed Warrants. With the entry of the Additional Warrant Subscription Agreements, Graf has entered into agreements to sell an aggregate of $10,209,994 worth of Subscribed Warrants prior to the Closing Date.

The description of the Warrant Subscription Agreements contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the form of the Additional Warrant Subscription Agreements and the Amended and Restated Warrant Subscription Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Forward Purchase Transactions

As previously announced, in connection with the Business Combination, on September 22, 2023, Graf and Legacy NKGen entered into a forward purchase agreement (the “Meteora Forward Purchase Agreement”) and a subscription agreement (the “Meteora FPA Funding Amount PIPE Subscription Agreement”) with each of (i) Meteora Strategic Capital, LLC (“MSC”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSC, MCP, and MSTO collectively as “Meteora”) for an OTC Equity Prepaid Forward Transaction.

Sandia Forward Purchase Agreement

On September 26, 2023, Graf and Legacy NKGen entered into an additional forward purchase agreement (the “Sandia Forward Purchase Agreement”), in substantially the same form as the Meteora Forward Purchase Agreement, with Sandia Investment Management LP (“Sandia”) on behalf of the investors thereto (collectively, “Sellers”). For purposes of the Sandia Forward Purchase Agreement, “Counterparty” refers to Graf prior to the consummation of the Business Combination and New NKGen after the consummation of the Business Combination. Capitalized terms used in this section but not otherwise defined shall have the meanings ascribed to such terms in the Sandia Forward Purchase Agreement.

Pursuant to the terms of the Sandia Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to 471,000 shares of Common Stock concurrently with the Closing. The Number of Shares (as defined in the Sandia Forward Purchase Agreement) subject to the agreement is subject to reduction following a termination of the Sandia Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Sandia Forward Purchase Agreement.

The Sandia Forward Purchase Agreement provides that Seller will be paid an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the Redemption price per share as defined in Section 9.2(a) of Graf’s Amended and Restated Certificate of Incorporation, as amended (the “Redemption Price”) less (iii) an amount in USD equal to 0.50% of the product of (i) the Recycled Shares multiplied by (ii) the Redemption Price paid by Seller to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Prepayment Shortfall”).

The Counterparty will pay to the Escrow Agent for the benefit of the Seller the Prepayment Amount required under the Sandia Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer & Trust Company (“Continental”) holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination. Simultaneously with the Closing, Graf will deposit the Prepayment Amount into an escrow account for the benefit of the Seller (the “Escrow Account”) with Continental (in such capacity, the “Escrow Agent”). The funds will be released from the escrow account to the Seller and Counterparty as further described below.

Following the Closing, the reset price (the “Reset Price”) will initially be the Redemption Price; provided, however, that the Reset Price may be reduced immediately to any lower price at which the Counterparty sells, issues or grants any Common Stock or securities convertible or exchangeable into Common Stock (excluding any secondary transfers) (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price as of such date.

From time to time and on any date following the Trade Date (any such date, an “OET Date”), Seller may, in its absolute discretion, terminate the Sandia Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty and, if applicable, the Escrow Agent (the “OET Notice”), no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)); provided that “Terminated Shares” includes only such quantity of Shares by which the Number of Shares is to be reduced and included in an OET Notice and does not include any other Share sales, Shortfall Sale Shares or sales of Shares that are designated as Shortfall Sales (which designation can be made only up to the amount of Shortfall Sale Proceeds), any Share Consideration sales or any other Shares, whether or not sold, which shares will not be included in any OET Notice when calculating the number of Terminated Shares. The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Escrow Account, and the Escrow Agent shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date, except that no such amount will be due to Counterparty upon any Shortfall Sale. The payment date may be changed within a quarter at the mutual agreement of the parties.

The Sandia Forward Purchase Agreement matures on the earliest to occur of (a) 12 months after of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event.

Upon receipt by the Escrow Agent and the Counterparty of an OET Notice, resulting in a reduction to the Number of Shares, the Escrow Agent will release from the Escrow Account (a) to the Counterparty the Early Termination Obligation associated with such Terminated Shares and (b) to the Seller an amount in cash equal to the difference between the Initial Price (as defined in the Forward Purchase Agreement) and Early Termination Obligation for each Terminated Share.

On the Cash Settlement Payment Date, which is the tenth business day following the last day of the valuation period commencing on the Valuation Date, the Escrow Agent will remit to the Counterparty an amount equal to the Settlement Amount (as determined in accordance with the section entitled “Settlement Amount” in the Forward Purchase Agreement) less the Settlement Amount Adjustment (as determined in accordance with the terms of the section entitled “Settlement Amount Adjustment” in the Forward Purchase Agreement)(unless previously paid by the Counterparty in Maturity Shares) and will not otherwise be required to return to the Counterparty any of the Prepayment Amount, and the Escrow Agent shall remit from the Escrow Account to the Seller (i) unless previously paid by the Counterparty in Maturity Shares, the Settlement Amount Adjustment and (ii) all other amounts remaining in the Escrow Account; provided, that if the Settlement Amount less the Settlement Amount Adjustment is a negative number and either clause (x) of Settlement Amount Adjustment applies or the Counterparty has elected pursuant to clause (y) of Settlement Amount Adjustment to pay the Settlement Amount Adjustment in cash, then the Escrow Agent shall remit nothing from the Escrow Account to the Counterparty, and all amounts in the Escrow Account shall be paid by the Escrow Agent to the Seller.

Seller has agreed to waive any redemption rights under Graf’s Amended and Restated Certificate of Incorporation, as amended, with respect to any Graf Common Stock purchased pursuant to the Sandia Forward Purchase Agreement in connection with the Business Combination, that would require redemption by Graf of the Common Stock. Such waiver may reduce the number of Graf Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Polar Forward Purchase Transactions

On September 29, 2023, Graf and Legacy NKGen entered into another forward purchase transaction (the “Polar Forward Transaction”), pursuant to a forward purchase agreement (the “Polar Forward Purchase Agreement”) and a subscription agreement (the “Polar FPA Funding Amount PIPE Subscription Agreement”), in substantially the same form as the Meteora Forward Purchase Agreement, and the Meteora FPA Funding Amount PIPE Subscription Agreement, respectively, with Polar Multi-Strategy Master Fund (“Polar”). Pursuant to the terms of the Polar Forward Purchase Agreement, Polar intends, but is not obligated, to purchase up 1,000,000 shares of Common Stock, concurrently with the Closing pursuant to Polar FPA Funding Amount PIPE Subscription Agreement in connection with the closing of the Business Combination.

The foregoing summaries of the agreemets are qualified in its entirety by reference to the text of the Sandia Forward Purchase Agreement, Polar Forward Purchase Agreement and Polar FPA Funding Amount PIPE Subscription Agreement, which are filed as Exhibit 10.3, 10.4 and 10.5 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Subscribed Warrants and Warrant Shares issuable as described above will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Additional Warrant Subscription Agreement.
10.2	Amended and Restated Warrant Subscription Agreement, dated as of September 26, 2023.
10.3	Forward Purchase Agreement, dated as of September 26, 2023, by and among Graf, Legacy NKGen and Sandia Investment Management LP and certain other affiliates.
10.4	Forward Purchase Agreement, dated as of September 29, 2023, by and among Graf, Legacy NKGen and Polar Multi-Strategy Master Fund.
10.5	FPA Funding Amount Subscription Agreement, dated as of September 29, 2023, by and among Graf and Polar Multi-Strategy Master Fund.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song, MD
	Name:	Paul Y. Song, MD
	Title:	Chief Executive Officer

Date: September 29, 2023